Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWSTAR REPORTS SECOND QUARTER RESULTS

Stable margins and credit performance drive strong earnings

•	Generated $7.6 million of adjusted net income in the second quarter, or $0.16 adjusted earnings per diluted share

•	Earned $5.9 million of net income in the second quarter, or $0.12 net income per diluted share on a GAAP basis, which reflects $1.5 million after-tax non-cash equity compensation expense

•	Capitalized on compelling market opportunities, originating $157 million of new loans with conservative credit profiles and average yields greater than 5% above LIBOR

•	Reinforced liquidity through early renewal of $400 million warehouse line with Wachovia and renewal of $75 million warehouse line with Natixis Financial Products

•	Added to funding capacity by increasing existing term debt facility with Deutsche Bank from $300 million to $400 million

•	Managed credit performance within expected parameters reflected by stable credit metrics

Boston, August 6, 2008 – NewStar Financial, Inc. (NASDAQ: NEWS), a Boston-based commercial finance company, today reported adjusted net income for the second quarter of 2008 of $7.6 million, or $0.16 per diluted share. On a GAAP basis, the Company reported net income of $5.9 million, or $0.12 per diluted share, which reflects a $1.5 million after-tax non-cash equity compensation expense related to the 2006 IPO and a $0.2 million after-tax loss on the retained residual interest in securities sold in the second quarter of 2007.

“Adjusted net income” and other non-GAAP financial measures used in this release are defined under “Non-GAAP Financial Measures” on page 4. Reconciliations between GAAP and adjusted (non-GAAP) measures can be found in the attached financial tables.

“NewStar delivered strong operating performance in the second quarter as we continued to capitalize on compelling opportunities in a favorable lending environment,” said Tim Conway, Chairman and Chief Executive Officer. “I believe we are among the most active lenders in the middle market and have been building share since the dislocation in the credit markets began.”

“From a credit perspective, we continue to be defensively positioned with a highly diversified portfolio focused on first lien senior debt. Our continued strong credit performance clearly reflects the benefits of our business model, which focuses on direct origination and disciplined credit management.”

“NewStar delivered strong financial results in the second quarter led by stable margins and continued solid credit performance,” said John Kirby Bray, Chief Financial Officer. “The balance sheet continued to reflect conservative leverage with liquidity and funding capacity sufficient to provide the flexibility to support increasing origination volumes.”

Funding and Capital

•

NewStar had $665 million of funding capacity, with approximately $550 million of available borrowing capacity under its credit facilities and existing term debt securitizations (CLOs) as of June 30, 2008.

•	Total cash and equivalents as of June 30, 2008 were $216 million, of which $134 million was unrestricted.

•	NewStar reinforced its liquidity through an early renewal of its $400 million warehouse line with Wachovia and a renewal of its $75 million warehouse line with Natixis Financial Products.

•	NewStar added to its funding capacity by increasing its existing term debt facility with Deutsche Bank from $300 million to $400 million.

Origination Volume

•

Overall origination volume for the second quarter of 2008 was $157 million, of which $142 million was retained on NewStar’s balance sheet, $8 million was syndicated to others and $7 million was sold to the NewStar Credit Opportunities Fund (NCOF).

•

Credit spreads and amortizing fees on new loans originated in the second quarter continued to improve, with average yields greater than 5% above LIBOR, which is an increase of more than 150 bps from the second quarter of 2007.

•	Corporate lending represented 100% of the new volume in the quarter.

Managed and Owned Loan Portfolios

•

Managed loan portfolio was $3.0 billion as of June 30, 2008, equal to the level at March 31, 2008, reflecting the net impact of $157 million of new origination, which was offset by prepayments and ongoing amortization. Managed loan portfolio was up 23% from $2.5 billion as of June 30, 2007.

•	Assets managed for the NCOF were $593 million at June 30, 2008, nearly equivalent to the level at March 31, 2008 and up 32% from $449 million at June 30, 2007.

•

The owned loan portfolio continued to be balanced across industry sectors and highly diversified by issuer. As of June 30, 2008, no single issuer represented more than approximately 1% of total assets, excluding loans held-for-sale, and the ten largest issuers comprised approximately 10% of the loan portfolio.

•	The composition of the owned loan portfolio continued to reflect a focus on senior debt with 94.6% invested in senior secured loans and debt investments at June 30, 2008.

Net Interest Income / Margin

•

Net interest income before provision for credit losses was $26.5 million for the second quarter of 2008 compared to $26.7 million for the first quarter of 2008 and $23.3 million for the second quarter of 2007.

•

Net interest margin was 4.17% for the second quarter of 2008 compared to 4.19% for the first quarter of 2008 and 4.22% for the second quarter of 2007. As the benefit from the timing difference between asset and liability repricing tied to LIBOR diminished, increases in the marginal cost of funds were offset by improvements in credit spreads on new origination volume.

Non-Interest Income

•	Non-interest income was $1.6 million for the second quarter of 2008 compared to $3.2 million for the first quarter of 2008, and $0.4 million for the second quarter of 2007.

•

Adjusted non-interest income, excluding the impact of the write-down on the retained residual interest, was $1.9 million in the second quarter of 2008, compared to $3.5 million in the first quarter of 2008 and $4.8 million in the second quarter of 2007, reflecting lower capital market fees and a decline in fair value of equity/security positions.

•

Adjusted non-interest income in the second quarter of 2008 consisted primarily of $1.5 million of asset management income, $0.5 million of syndication and agency fees, $0.4 million of amendment fees and $0.4 million of structuring and placement fees.

Loan Credit Quality

•	The provision for credit losses was $3.7 million in the second quarter of 2008, down from $4.6 million in the first quarter of 2008.

•	Allowance for credit losses was $38.2 million or 1.60% of loans at June 30, 2008, compared to $36.8 million or 1.58% at March 31, 2008 and $25.4 million or 1.40% at June 30, 2007.

•

Non-accrual loans were $10.1 million at June 30, 2008 compared to $9.8 million at March 31, 2008. Additionally, the Company had one $7.0 million loan at June 30, 2008 which was other real estate owned (OREO) as a result of a foreclosure on an impaired loan.

•	NewStar established $2.7 million specific reserves in the second quarter of 2008 compared to $3.5 million in the first quarter of 2008.

•	NewStar charged-off $2.3 million or 0.38% of loans on an annualized basis in the second quarter of 2008 compared to $3.4 million or 0.58% of loans on an annualized basis in the prior quarter.

•	Allowance for credit losses of $38.2 million at June 30, 2008 was more than three times the non-accrual loans level of $10.1 million at June 30, 2008.

Expenses

•

Operating expenses decreased to $13.5 million in the second quarter of 2008, which included $1.3 million of severance costs, from $14.9 million in the first quarter of 2008, reflecting the timing of employee benefits.

•

Excluding severance costs of $1.3 million incurred in the second quarter, expenses decreased by $2.7 million from the prior quarter. The difference reflects a lower run-rate expense base and the impact of the timing of certain annual employee benefit and payroll tax expenses, which occurred in the first quarter.

Conference Call and Webcast

NewStar will host a webcast/conference call to discuss the results today at 10:00 am Eastern Time. All interested parties are invited to participate via telephone or webcast, which will be hosted through the Investor Relations section at www.newstarfin.com. Please visit the website to register for the webcast and test your connection prior to the call. You can also access the conference call by dialing 877-675-4751 approximately 5-10 minutes prior to the call. International callers should dial 719-325-4873. All callers should reference “NewStar Financial.”

For convenience, an archived replay of the call will be available through August 13, 2008 by dialing 888-203-1112. International callers should call 719-457-0820. For all replays, please use the passcode 3527674. The audio replay will also be available through the Investor Relations section at www.newstarfin.com.

About NewStar Financial

NewStar Financial (NASDAQ:NEWS) is a specialized commercial finance company focused on meeting the complex financing needs of companies and private investors in the middle markets. The Company specializes in providing senior secured debt financing for the acquisition or recapitalization of mid-sized companies and commercial real estate. NewStar originates loans directly through a team of experienced, senior bankers organized around key industry and market segments. The Company targets ‘hold’ positions of up to $20 million and selectively underwrites or arranges larger transactions for syndication to other lenders.

NewStar is headquartered in Boston MA and has regional offices in Darien CT, Chicago IL, San Diego CA, and Charleston SC. For more detailed transaction and contact information please visit www.newstarfin.com.

Contact:

Anne G. Bork

500 Boylston Street, Suite 1600

Boston, MA 02116

P 617.848.4318

F 617.848.4399

abork@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. As such, they are subject to material risks and uncertainties, including our limited operating history; the fact that we have yet to be profitable; the rapid expansion of our business since inception; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these factors is described in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2007 Annual Report on Form 10-K. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NewStar plans to file its Form 10-Q for the quarter ended June 30, 2008 with the SEC on or before August 11, 2008 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

References to “adjusted net income” and “adjusted earnings per share” mean net income or earnings per diluted share, respectively, as determined under GAAP, excluding the following items: i) compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering; ii) earnings generated from the assets sold in the second quarter of 2007 and the retained residual interest in these assets; and iii) the loss and expenses incurred in connection with the asset sale in the second quarter of 2007 and the change in fair value of the residual interest, including the impact on our effective tax rate. GAAP requires that these items be included in net income. NewStar management uses “adjusted net income” and “adjusted earnings per share” to make operational and investment decisions, and NewStar believes that they provide useful information to investors in their evaluation of our financial performance and condition. Excluding the financial results and expenses incurred in connection with the assets sold during the second quarter and the compensation expense related to restricted stock grants made since our inception as a private company, eliminates unique amounts that make it difficult to assess our core performance and compare our period-over-period results. A reconciliation of adjusted net income to net income is included on page 7 of this release.

References to “adjusted net interest margin” mean annualized interest income as determined under GAAP (excluding interest income generated from the assets sold in the second quarter of 2007 and the retained residual interest) less annualized interest expense as determined under GAAP (excluding interest expense incurred from the assets sold in the second quarter of 2007), divided by average interest earning assets (excluding the assets sold in the second quarter of 2007 and the retained residual interest for the period.)

Adjusted return on average assets means adjusted net income divided by average assets for the period excluding the assets sold in the second quarter of 2007 and the retained residual interest. Adjusted return on average equity means adjusted net income divided by average equity for the period. Adjusted efficiency ratio means operating expenses determined in accordance with GAAP less i) compensation expense related to restricted stock grants made since our inception as a private company; ii) earnings generated from the assets sold in the second quarter of 2007 and the retained residual interest; and iii) the loss and expenses incurred in connection with the asset sale in the second quarter of 2007 and the change in fair value of the residual interest. Adjusted cost of funds means adjusted interest expense divided by average interest bearing liabilities for the period less the credit facility funding for the assets sold in the second quarter of 2007. The adjusted ratios exclude unique expenses that make it difficult to assess our core performance and compare our period-over-period results.

A reconciliation of our adjusted financial measures to their GAAP equivalents is included on page 9 of this release. NewStar’s adjusted financial measures should not be considered as alternatives to financial measures determined in accordance with GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

NewStar Financial, Inc.

Consolidated Balance Sheets

(unaudited)

($ in thousands)	June 30, 2008	March 31, 2008	December 31, 2007	June 30, 2007
Assets:
Cash and cash equivalents	$134,017	$165,220	$76,155	$79,297
Restricted cash	81,676	67,456	115,807	166,120
Residual interest in securitization	—	308	631	29,677
Investments in debt securities, available-for-sale	4,619	30,805	35,498	41,446
Loans held-for-sale	15,508	65,287	112,944	132,908
Loans, net	2,340,410	2,271,030	2,201,442	1,778,437
Deferred financing costs, net	19,398	18,081	18,399	15,956
Interest receivable	11,549	13,215	14,120	12,967
Property and equipment, net	1,412	1,461	1,593	1,683
Deferred income taxes, net	10,987	13,051	13,355	8,531
Income tax receivable	3,229	—	4,635	7,683
Other assets	34,174	42,030	28,186	15,086

Total assets	$2,656,979	$2,687,944	$2,622,765	$2,289,791

Liabilities:
Repurchase agreements	$—	$—	$63	$6,448
Credit facilities	511,800	553,800	677,739	604,172
Term debt	1,540,225	1,519,725	1,364,725	1,198,225
Accrued interest payable	10,092	11,000	17,537	20,014
Accounts payable	388	749	197	285
Income tax payable	—	668	—	—
Other liabilities	26,157	41,636	59,814	26,180

Total liabilities	2,088,662	2,127,578	2,120,075	1,855,324
Total stockholders’ equity	568,317	560,366	502,690	434,467

Total liabilities and stockholders’ equity	$2,656,979	$2,687,944	$2,622,765	$2,289,791

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
($ in thousands, except per share amounts)	June 30, 2008	March 31, 2008	December 31, 2007	June 30, 2007
Net interest income:
Interest income	$46,034	$51,988	$55,606	$50,575
Interest expense	19,583	25,324	30,826	27,269

Net interest income	26,451	26,664	24,780	23,306
Provision for credit losses	3,723	4,611	8,155	2,490

Net interest income after provision for credit losses	22,728	22,053	16,625	20,816

Non-interest income:
Fee income	1,395	1,532	5,620	4,290
Asset management income	1,476	1,651	1,618	1,251
Gain (loss) on derivatives	(11)	56	289	270
Gain (loss) on sale of loans and debt securities	47	(786)	(359)	(4,342)
Loss on investments in debt securities	(667)	(258)	(1,976)	(1,486)
Loss on residual interest in securitization	(308)	(323)	(2,420)	—
Other income	(339)	1,284	1,185	449

Total non-interest income	1,593	3,156	3,957	432

Operating expenses:
Compensation and benefits	9,580	11,500	11,169	12,494
Occupancy and equipment	938	835	835	610
General and administrative expenses	2,972	2,564	2,667	2,497

Total operating expenses	13,490	14,899	14,671	15,601

Income before income taxes	10,831	10,310	5,911	5,647
Income tax expense	4,908	4,168	4,677	2,229

Net income	$5,923	$6,142	$1,234	$3,418

After tax adjustments to net income:
IPO related compensation and benefits expense(1)	1,512	1,193	1,654	2,641
Loss on assets sold and retained residual interest(2)	169	192	4,240	2,601
Net interest income earned on assets sold and retained residual interest(3)	—	—	—	(1,013)

Adjusted net income	$7,604	$7,527	$7,128	$7,647

Net income per share:
Basic	$0.12	$0.13	$0.03	$0.09
Diluted	$0.12	$0.13	$0.03	$0.09

Weighted average shares outstanding:
Basic	48,532,542	47,787,965	38,812,358	36,258,021
Diluted	48,532,542	47,787,965	38,812,358	36,677,437

Adjusted net income per share:
Basic	$0.16	$0.16	$0.18	$0.21
Diluted	$0.16	$0.16	$0.18	$0.21

Adjusted weighted average shares outstanding:
Basic	48,532,542	47,787,965	38,812,358	36,258,021
Diluted	48,532,542	47,787,965	38,812,358	36,677,437

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.
(2)	Loss and expenses incurred in connection with the sale of assets comprised of 50 debt securities and two loans during Q2 2007, permanent impairments on these assets, the change in fair value of the residual interest in these assets, and the impact on the effective tax rate. The change in effective tax rate was applied retrospectively.
(3)	Net interest income earned on the assets sold during Q2 2007 and the residual interest in these assets.

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Six Months Ended June 30,
($ in thousands, except per share amounts)	2008	2007
Net interest income:
Interest income	$98,022	$96,063
Interest expense	44,907	50,806

Net interest income	53,115	45,257
Provision for credit losses	8,334	4,802

Net interest income after provision for credit losses	44,781	40,455

Non-interest income:
Fee income	2,927	6,843
Asset management income	3,127	2,215
Gain on derivatives	45	354
Loss on sale of loans and debt securities	(739)	(4,267)
Loss on investments in debt securities	(925)	(16,348)
Loss on residual interest in securitization	(631)	—
Other income	945	918

Total non-interest income	4,749	(10,285)

Operating expenses:
Compensation and benefits	21,080	23,026
Occupancy and equipment	1,773	1,102
General and administrative expenses	5,536	4,436

Total operating expenses	28,389	28,564

Income before income taxes	21,141	1,606
Income tax expense	9,076	634

Net income	$12,065	$972

After tax adjustments to net income:
IPO related compensation and benefits expense(1)	2,705	5,282
Loss on assets sold and retained residual interest(2)	361	10,158
Net interest income earned on assets sold and retained residual interest(3)	—	(2,258)

Adjusted net income	$15,131	$14,154

Net income per share:
Basic	$0.25	$0.03
Diluted	$0.25	$0.03

Weighted average shares outstanding:
Basic	48,160,254	36,257,806
Diluted	48,160,254	36,765,552

Adjusted net income per share:
Basic	$0.31	$0.39
Diluted	$0.31	$0.38

Adjusted weighted average shares outstanding:
Basic	48,160,254	36,257,806
Diluted	48,160,254	36,765,552

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.
(2)	Loss and expenses incurred in connection with the sale of assets comprised of 50 debt securities and two loans during Q2 2007, permanent impairments on these assets, the change in fair value of the residual interest in these assets, and the impact on the effective tax rate. The change in effective tax rate was applied retrospectively.
(3)	Net interest income earned on the assets sold during Q2 2007 and the residual interest in these assets.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

Three Months Ended
($ in thousands, except per share amounts)	June 30, 2008	March 31, 2008	December 31, 2007	June 30, 2007
Performance Ratios:
Return on average assets	0.91%	0.94%	0.19%	0.62%
Return on average equity	4.22	4.53	1.05	3.22
Net interest margin, before provision	4.17	4.19	3.98	4.22
Efficiency ratio	48.10	49.96	51.05	65.73
Loan portfolio yield	7.52	8.44	9.28	9.65

Credit Quality and Leverage Ratios:
Delinquent loan rate (at period end)	0.97%	0.14%	—%	—%
Non-accrual loan rate (at period end)	0.42	0.42	0.97	—
Net charge off rate	0.09	0.14	0.19	—
Annualized net charge off rate	0.38	0.58	0.81	—
Allowance for credit losses ratio (at period end)	1.60	1.58	1.58	1.40
Equity to assets (at period end)	21.39	20.85	19.17	18.97
Debt to equity (at period end)	3.61	x	3.70	x	4.06	x	4.16	x

Average Balances:
Loans and other debt products, gross	$2,403,327	$2,429,392	$2,304,028	$2,018,218
Interest earning assets	2,553,025	2,562,405	2,471,037	2,214,635
Total assets	2,624,658	2,633,221	2,522,382	2,187,828
Interest bearing liabilities	1,973,580	1,993,106	1,992,228	1,746,340
Equity	564,811	545,588	466,266	426,211

Allowance for credit loss activity:
Balance as of beginning of period	$36,763	$35,487	$31,925	$22,882
General provision for credit losses	1,061	1,083	3,563	2,490
Specific provision for credit losses	2,662	3,528	4,592	—
Net charge offs	(2,263)	(3,335)	(4,593)	—

Balance as of end of period	$38,223	$36,763	$35,487	$25,372

Supplemental Data (at period end):
Investments in debt securities, gross	$6,918	$33,118	$38,787	$45,556
Loans held-for-sale, gross	16,168	67,277	115,055	133,337
Loans held-for-investment, gross	2,396,107	2,321,357	2,248,480	1,812,361

Loans and investments in debt securities, gross	2,419,193	2,421,752	2,402,322	1,991,254
Unused lines of credit	364,855	404,054	454,837	442,330
Standby letters of credit	26,680	24,615	20,382	11,770

Total funding commitments	$2,810,728	$2,850,421	$2,877,541	$2,445,354

Loan portfolio	$2,419,193	$2,421,752	$2,402,322	$1,991,254
Loans owned by NewStar Credit Opportunities Fund	593,396	591,571	578,272	449,147
Loans owned by ArcTurus	—	—	—	15,430

Managed loan portfolio	$3,012,589	$3,013,323	$2,980,594	$2,455,831

Loans held-for-sale, gross	$16,168	$67,277	$115,055	$133,337
Loans held-for-investment, gross	2,396,107	2,321,357	2,248,480	1,812,361

Total loans, gross	2,412,275	2,388,634	2,363,535	1,945,698
Deferred fees, net	(19,187)	(17,405)	(15,762)	(10,771)
Allowance for loan losses	(31,986)	(30,127)	(28,795)	(23,581)
Specific reserve	(5,184)	(4,785)	(4,592)	—

Total loans, net	$2,355,918	$2,336,317	$2,314,386	$1,911,346

Book value per share	$11.71	$11.54	$11.58	$11.99

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Six Months Ended June 30,
($ in thousands, except per share amounts)	2008	2007
Performance Ratios:
Return on average assets	0.93%	0.09%
Return on average equity	4.38	0.46
Net interest margin, before provision	4.18	4.35
Efficiency ratio	49.06	81.68
Loan portfolio yield	7.99	9.71

Credit Quality Ratio:
Net charge off rate	0.23%	—%
Annualized net charge off rate	0.47	—

Average Balances:
Loans and other debt products, gross	$2,415,998	$1,917,872
Interest earning assets	2,557,601	2,097,162
Total assets	2,620,510	2,073,259
Interest bearing liabilities	1,982,107	1,633,532
Equity	554,461	424,984

Allowance for credit loss activity:
Balance as of beginning of period	$35,487	$20,570
General provision for credit losses	2,144	4,802
Specific provision for credit losses	6,190	—
Net charge offs	(5,598)	—

Balance as of end of period	$38,223	$25,372

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Three Months Ended
($ in thousands)	June 30, 2008	March 31, 2008	December 31, 2007	June 30, 2007
Performance Ratios:
Return on average assets	1.17%	1.15%	1.12%	1.54%
Return on average equity	5.41	5.55	6.07	7.20
Efficiency ratio	42.02	43.46	35.65	44.50
Net interest margin, before provision	4.17	4.19	3.98	4.29
Yield on interest earning assets	7.25	8.16	8.93	9.24
Cost of funds	3.99	5.11	6.14	6.27

Credit Quality and Leverage Ratios (at period end):
Equity to assets	21.39	20.85	19.17	19.22

Consolidated Statement of Operations Adjustments(1):
Interest income	$46,034	$51,988	$55,606	$50,575
Less: interest income earned on assets sold and retained residual interest(2)	—	—	—	4,038

Adjusted interest income	$46,034	$51,988	$55,606	$46,537

Interest expense	$19,583	$25,324	$30,826	$27,269
Less: interest expense related to assets sold(2)	—	—	—	2,324

Adjusted interest expense	$19,583	$25,324	$30,826	$24,945

Non-interest income	$1,593	$3,156	$3,957	$432
Plus: loss on assets sold and retained residual interest(2)	308	323	2,420	4,400

Adjusted non-interest income	$1,901	$3,479	$6,377	$4,832

Operating expenses	$13,490	$14,899	$14,671	$15,601
Less:
IPO related compensation and benefits expense(3)	1,576	1,798	2,632	3,843
Expenses resulting from sale of assets(2)	—	—	931	—

Adjusted operating expenses	$11,914	$13,101	$11,108	$11,758

Average Balances:
Assets	$2,624,658	$2,633,221	$2,522,382	$2,187,828
Less: assets sold and residual interest(2)	308	631	1,841	193,795

Adjusted assets	$2,624,350	$2,632,590	$2,520,541	$1,994,033

Interest earning assets	$2,553,025	$2,562,405	$2,471,037	$2,214,635
Less: assets sold and residual interest(2)	308	631	1,841	193,795

Adjusted interest earning assets	$2,552,717	$2,561,774	$2,469,196	$2,020,840

Interest bearing liabilities	$1,973,580	$1,993,106	$1,992,228	$1,746,340
Less: credit facility funding for assets sold(2)	—	—	—	150,323

Adjusted interest bearing liabilities	$1,973,580	$1,993,106	$1,992,228	$1,596,017

Consolidated Balance Sheet Adjustments
Assets	$2,656,979	$2,687,944	$2,622,765	$2,289,791
Less: assets sold and residual interest(2)	—	308	631	29,677

Adjusted assets	$2,656,979	$2,687,636	$2,622,134	$2,260,114

(1)	Adjustments are pre-tax.
(2)	On June 29, 2007, the Company completed the sale of assets comprised of 50 debt securities and two loans and retained a residual interest in these assets. The adjustment represents the financial impact of the sold assets and residual interest.
(3)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Six Months Ended June 30,
($ in thousands)	2008	2007
Performance Ratios:
Return on average assets	1.16%	1.55%
Return on average equity	5.49	6.84
Efficiency ratio	42.76	43.19
Net interest margin, before provision	4.18	4.39
Yield on interest earning assets	7.71	9.28
Cost of funds	4.56	6.28

Consolidated Statement of Operations Adjustments(1):
Interest income	$98,022	$96,063
Less: interest income earned on assets sold and retained residual interest(2)	—	8,439

Adjusted interest income	$98,022	$87,624

Interest expense	$44,907	$50,806
Less: interest expense related to assets sold(2)	—	4,620

Adjusted interest expense	$44,907	$46,186

Non-interest income	$4,749	$(10,285)
Plus: loss on assets sold and retained residual interest(2)	631	17,187

Adjusted non-interest income	$5,380	$6,902

Operating expenses	$28,389	$28,564
Less: IPO related compensation and benefits expense(3)	3,374	7,684

Adjusted operating expenses	$25,015	$20,880

Average Balances:
Assets	$2,620,510	$2,073,259
Less: assets sold and residual interest(2)	466	192,725

Adjusted assets	$2,620,044	$1,880,534

Interest earning assets	$2,557,601	$2,097,162
Less: assets sold and residual interest(2)	466	192,725

Adjusted interest earning assets	$2,557,135	$1,904,437

Interest bearing liabilities	$1,982,107	$1,633,532
Less: credit facility funding for assets sold(2)	—	150,422

Adjusted interest bearing liabilities	$1,982,107	$1,483,110

(1)	Adjustments are pre-tax.
(2)	On June 29, 2007, the Company completed the sale of assets comprised of 50 debt securities and two loans and retained a residual interest in these assets. The adjustment represents the financial impact of the sold assets and residual interest.
(3)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Portfolio Data

(unaudited)

($ in thousands)	June 30, 2008		March 31, 2008		December 31, 2007		June 30, 2007
Portfolio Data:
First mortgage	$385,535	15.9%	$398,700	16.5%	$353,755	14.7%	$304,596	15.3%
Senior secured asset-based	45,861	1.9	54,547	2.2	56,988	2.4	80,431	4.0
Senior secured cash flow	1,857,847	76.8	1,808,177	74.7	1,829,734	76.2	1,375,165	68.9
Senior subordinated asset-based	80,889	3.3	108,052	4.5	110,719	4.6	121,321	6.1
Senior subordinated cash flow	9,789	0.4	13,746	0.6	14,352	0.6	33,126	1.7
Second lien	32,546	1.4	32,048	1.3	32,295	1.3	65,585	3.3
Mezzanine/subordinated	6,726	0.3	6,482	0.2	4,479	0.2	11,030	0.7

Total	$2,419,193	100.0%	$2,421,752	100.0%	$2,402,322	100.0%	$1,991,254	100.0%

Middle Market Corporate	$2,006,708	82.9%	$1,996,073	82.4%	$2,021,559	84.1%	$1,659,595	83.3%
Commercial Real Estate	412,485	17.1	425,679	17.6	380,763	15.9	331,659	16.7

Total	$2,419,193	100.0%	$2,421,752	100.0%	$2,402,322	100.0%	$1,991,254	100.0%